SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  October 13, 2009

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Form 8-K/A amends and supplements the Current Report on Form 8-K filed on October 19, 2009 by Harbin Electric, Inc. (the “Company”) to include the audited financial statements of Xi’an Tech Full Simo Motor Co. Ltd., a PRC corporation (“Simo Motor”), for the years ended December 31, 2008, 2007 and 2006 and the six months ended June 30, 2009, as well as the pro forma financial information, pursuant to Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Report of independent Registered Public Accounting Firm

Audited consolidated balance sheets of Xi’an Tech Full Simo Motor Co. Ltd., a PRC corporation and subsidiaries (“Simo Motor”) as of June 30, 2009, December 31, 2008 and December 31,2007.

Audited consolidated statements of income and other comprehensive income for Simo Motor for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006.

Audited consolidated statement of shareholders’ equity of Simo Motor as of December 31, 2006, December 31, 2007, December 31, 2008 and June 30, 2009.

Audited consolidated statement of cash flows of Simo Motor for the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006.

(b) Pro Forma Financial Information.

Unaudited pro forma consolidated balance sheet of the Company and its subsidiaries as of June 30, 2009.

Unaudited pro forma consolidated statements of operations of the Company and its subsidiaries for the year ended December 31, 2008.

Unaudited pro forma consolidated statements of operations of the Company and its subsidiaries for the six months ended June 30, 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Xi’an Tech Full Simo Motor Co., Ltd (FKA Xi’an Simo Motor Inc. (Group)) and Subsidiaries

We have audited the accompanying consolidated balance sheets of Xi’an Tech Full Simo Motor Co., Ltd. and subsidiaries as of June, 30, 2009, December 31, 2008 and 2007, and the related consolidated statements of income and other comprehensive income, stockholders’ equity, and cash flows for the six months ended June 30, 2009 and for each of the years in the three-year period ended December 31, 2008. Xi’an Tech Full Simo Motor Co., Ltd. and subsidiaries’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xi’an Tech Full Simo Motor Co., Ltd. and subsidiaries as of June 30, 2009, December 31, 2008 and 2007, and the results of its operations and its cash flows for the six months ended June 30, 2009 and for each of the years in the three-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Brea, California

October 21, 2009

XI'AN TECH FULL SIMO MOTOR CO., LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009 AND DECEMBER 31, 2008 AND 2007

	June 30,	December 31,	December 31,
	2009	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,891,387	$2,651,795	$3,345,085
Restricted cash	7,047,620	2,949,641	6,657,113
Notes receivable	301,454	191,496	1,436,808
Accounts receivable, net of allowance for doubtful accounts of $4,226,278, $4,255,632, and $3,911,906 as of June 30, 2009 and December 31, 2008, and 2007, respectively	46,076,560	40,173,703	27,365,222
Accounts receivable - related party	850,257	846,975	179,490
Inventories	77,754,923	74,051,730	46,796,890
Other receivables, net	4,009,307	4,754,191	8,368,856
Other receivables - related party	375,033	236,049	-
Deferred expense	1,426,576	1,427,549	963,162
Advances on inventory purchases	3,387,841	2,139,885	3,429,131
Total current assets	143,120,958	129,423,014	98,541,757

PLANT AND EQUIPMENT, net	57,124,525	56,321,012	49,841,660

OTHER ASSETS:
Investment in unconsolidated affiliates	1,016,693	1,018,081	671,790
Intangible assets, net of accumulated amortization	5,894,178	6,001,078	5,424,207
Other assets	838,885	797	22,375
Total other assets	7,749,756	7,019,956	6,118,372

Total assets	$207,995,239	$192,763,982	$154,501,789

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable	$7,032,000	$2,934,000	$14,310,498
Accounts payable	39,990,211	44,621,729	35,987,831
Accounts payable - related parties	386,835	290,973	-
Short term loan - bank	30,469,070	36,525,366	21,055,818
Short term loan - other	7,236,690	11,457,656	10,431,386
Short term loan - related parties	15,618,603	713,840	889,228
Other payables	14,026,899	12,855,918	13,258,074
Other payables - related parties	4,257	45,339	-
Customer deposits	14,013,069	15,025,174	12,791,282
Accrued liabilities	2,339,661	9,483,228	8,313,956
Taxes payable	5,136,604	4,236,401	3,342,727
Dividend payable	1,020,300	423,684	-
Total current liabilities	137,274,199	138,613,308	120,380,800

LONG TERM LIABILITIES:
Long term Loan	9,610,400	821,520	2,138,760
Total liabilities	146,884,599	139,434,828	122,519,560

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Registered capital	20,608,441	21,418,750	21,418,750
Additional paid in capital	9,403,305	10,627,286	11,427,565
Retained earnings (deficit)	11,506,207	4,644,674	(6,874,535)
Statutory reserves	2,140,634	1,961,945	844,837
Accumulated other comprehensive income	2,644,765	2,723,518	713,442
Total shareholders' equity	46,303,352	41,376,173	27,530,059

NONCONTROLLING INTERESTS	14,807,288	11,952,981	4,452,170

Total equity	61,110,640	53,329,154	31,982,229

Total liabilities and shareholders' equity	$207,995,239	$192,763,982	$154,501,789

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

XI'AN TECH FULL SIMO MOTOR CO., LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2009	2008	2007	2006

REVENUES	$71,982,922	$160,287,210	$136,182,859	$108,479,923
REVENUES - RELATED PARTIES	23,183	-	195,786	-
TOTAL REVENUES	72,006,105	160,287,210	136,378,645	108,479,923

COST OF REVENUE	50,398,889	121,123,508	109,257,198	95,394,851
COST OF REVENUE - RELATED PARTIES	20,539	-	208,837	-
TOTAL COST OF REVENUES	50,419,428	121,123,508	109,466,035	95,394,851

GROSS PROFIT	21,586,677	39,163,702	26,912,610	13,085,072

RESEARCH AND DEVELOPMENT EXPENSE	5,107	56,838	59,855	299,664

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,658,411	16,139,694	14,385,430	11,352,459

INCOME FROM OPERATIONS	13,923,159	22,967,170	12,467,325	1,432,949

OTHER EXPENSE (INCOME), NET
Other (expense) income, net	-	(94,944)	(84,902)	46,258
Non-operating income (expense), net	191,825	2,097,619	1,554,954	(68,688)
Interest expense, net	(1,697,297)	(3,624,858)	(3,155,313)	(1,512,867)
Total other expense, net	(1,505,472)	(1,622,183)	(1,685,261)	(1,535,297)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND NONCONTROLLING INTEREST	12,417,687	21,344,987	10,782,064	(102,348)

PROVISION FOR INCOME TAXES	1,316,254	2,525,973	1,433,135	254,985

NET INCOME (LOSS) BEFORE NONCOTROLLING INTEREST	11,101,433	18,819,014	9,348,929	(357,333)

LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	2,871,974	4,865,997	2,364,570	(80,820)

NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	8,229,459	13,953,017	6,984,359	(276,513)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment attributable to controlling interest	(78,753)	2,010,076	847,614	(134,172)
Foreign currency translation adjustment attributable to noncontrolling interest	(17,667)	436,713	227,846	30,496

COMPREHENSIVE INCOME (LOSS)	$8,133,039	$16,399,806	$8,059,819	$(380,189)

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

XI'AN TECH FULL SIMO MOTOR CO., LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

		Additional	Retained earnings		Accumulated other
	Registered	paid-in	Unrestricted	Statutory	comprehensive	Noncontrolling
	Capital	capital	earnings	reserves	income (loss)	interest	Total

BALANCE, January 1, 2006	$4,960,000	$1,331,109	$(10,114,173)	$32,815	$-	$1,369,912	$(2,420,337)

Increase in capital contribution due to noncontrolling interest		(30)				421,777	421,747
Net loss			(276,513)			(80,820)	(357,333)
Adjustment to statutory reserve			(3,805)	3,805			-
Foreign currency translation gain					(134,172)	30,496	(103,676)
BALANCE, December 31, 2006	4,960,000	1,331,079	(10,394,491)	36,620	(134,172)	1,741,365	(2,459,599)

Capital gain from sale of land use right to government		11,265,776					11,265,776
Increase in capital contribution	16,458,750	(1,169,290)	(2,656,186)			118,389	12,751,663
Net income			6,984,359			2,364,570	9,348,929
Adjustment to statutory reserve			(808,217)	808,217			-
Foreign currency translation gain					847,614	227,846	1,075,460
BALANCE, December 31, 2007	21,418,750	11,427,565	(6,874,535)	844,837	713,442	4,452,170	31,982,229

Decrease in additional paid in capital		(800,279)					(800,279)
Increase in capital contribution due to noncontrolling interest						2,198,101	2,198,101
Dividend distribution			(1,316,700)				(1,316,700)
Net income			13,953,017			4,865,997	18,819,014
Adjustment to statutory reserve			(1,117,108)	1,117,108			-
Foreign currency translation gain					2,010,076	436,713	2,446,789
BALANCE, December 31, 2008	21,418,750	10,627,286	4,644,674	1,961,945	2,723,518	11,952,981	53,329,154

Capital distribution due to re-organization	(810,309)	(1,223,981)					(2,034,290)
Dividend distribution			(1,189,237)				(1,189,237)
Net income			8,229,459			2,871,974	11,101,433
Adjustment to statutory reserve			(178,689)	178,689			-
Foreign currency translation gain					(78,753)	(17,667)	(96,420)
BALANCE, June 30, 2009	$20,608,441	$9,403,305	$11,506,207	$2,140,634	$2,644,765	$14,807,288	$61,110,640

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

XI'AN TECH FULL SIMO MOTOR CO., LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2009	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to noncontrolling interest	$2,871,974	$4,865,997	$2,364,570	$(80,820)
Net income (loss) attributable to controlling interest	8,229,459	13,953,017	6,984,359	(276,513)
Consolidated net income	11,101,433	18,819,014	9,348,929	(357,333)
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	2,106,509	3,011,151	2,466,197	1,584,880
Amortization of intangible assets	125,442	182,392	239,051	349,917
Bad debt expense	49,722	90,819	874,530	403,181
Loss on sale of fixed assets	-	-	272,189	-
Loss on sale of intangibles	-	-	1,057,372	-
Gain due to acquisition of subsidiaries	-	(800,278)	-	-
Change in operating assets and liabilities
Notes receivable	(110,272)	1,322,525	(1,300,900)	220,626
Accounts receivable	(5,936,910)	(10,816,498)	(8,871,527)	2,369,572
Accounts receivable - related parties	(4,438)	(643,532)	328,862	(476,358)
Inventories	(3,805,966)	(23,561,239)	(13,942,522)	(10,460,458)
Other receivables	665,470	4,105,424	6,199,734	2,205,672
Other receivables - related parties	(139,373)	(231,946)	89,536	50,228
Advances on inventory purchases	(1,251,471)	1,502,776	(700,377)	(1,781,496)
Deferred expense	(974)	(390,045)	(131,698)	741,168
Other assets	(838,490)	22,742	(4,421)	(9,882)
Accounts payable	(4,572,868)	6,007,687	2,864,237	10,045,606
Accounts payable - related parties	96,305	285,915	(61,261)	38,627
Other payables	3,247,177	(3,941,392)	(25,017,790)	(3,519,087)
Other payables - related party	14,944,933	44,551	-	-
Accrued liabilities	(7,183,426)	578,884	(910,509)	(528,762)
Customer deposits	(992,094)	1,314,960	1,916,010	983,237
Taxes payable	906,411	648,145	1,670,298	(1,531,944)
Net cash used in operating activities	8,407,121	(2,447,945)	(23,614,059)	327,394

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to plant and equipment	(2,987,225)	(6,479,918)	(2,230,364)	(16,655,742)
Proceeds from sale of plant and equipment	-	925,935	1,183,763	6,701,339
Addition to intangible assets	(26,676)	(376,024)	(734,342)	(751)
Proceeds from sale of intangible assets	-	-	10,106,464	-
Additions to construction in progress	-	(349,631)	(95,390)	(3,579,461)
Advance on equipment purchase	-	-	455,447	(97,945)
Increase in investment in unconsolidated affiliates	-	(294,049)	(105,336)	(115,210)
Net cash used in investing activities	(3,013,900)	(6,573,686)	8,580,241	(13,747,770)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Increase) decrease in restricted cash	(4,103,960)	4,101,068	3,686,760	(8,570,984)
Increase (Decrease) in short term notes payable	4,103,960	(12,163,377)	(6,467,630)	17,265,875
Proceeds from short term bank loan	15,092,300	41,291,056	18,262,740	14,217,208
Payment on short term bank loan	(21,103,500)	(27,280,636)	(13,703,846)	(10,258,437)
Proceeds from short term loan - others	(6,253,787)	2,307,214	2,665,923	2,002,862
Payment on short term loan - others	-	(1,059,503)	(2,163,075)	(1,519,146)
Proceeds from long term loan	8,786,400	-	1,334,000	708,960
Payment on long term loan	-	-	-	(4,998,000)
Capital contribution from noncontrolling interest shareholders	-	2,198,101	118,389	399,174
Capital contribution from controlling interest shareholders	-	-	10,465,379	-
Distribution of capital to former shareholder	(2,034,291)	-	-	-
Dividend payment to shareholders	(611,724)	(1,025,180)	-	-
Net cash provided by financing activities	(6,124,602)	8,368,742	14,198,639	9,247,513

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	(29,026)	(40,401)	218,421	214,228

DECREASE IN CASH	(760,408)	(693,290)	(616,758)	(3,958,636)

Cash and cash equivalents, beginning of period	2,651,795	3,345,085	3,961,843	7,920,479

Cash and cash equivalents, end of period	$1,891,387	$2,651,795	$3,345,085	$3,961,843

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization and description of business

Xi’an Tech Full Simo Motor Co., Ltd (“Simo Motor” or the “Company”), formerly known as Xi’an Simo Motor Incorporation (Group), was initially established in 1955 as a State-Owned Enterprise and one of the major backbone companies of China’s electric motor industry. In January 2004, Simo Motor was privatized as a shareholding company from the former Xi’an Electric Motor Works under the corporate laws of the People’s Republic of China (“PRC”). Simo Motor develops and manufactures various industrial motors.  The Company sells its products primarily in China and also in the advanced industrial markets of North America, Europe and Asia as well as in Africa, Southeast Asia and the Middle East.

The registered capital was RMB 20 million (approximately $2.42 million), Xi’an Electric Workers Union contributed RMB 15.3 million (approximately $1.85 million), Haojiang Ju Feng Technology Development Ltd. and Shanghai Shai Di Import/Export Ltd. each contributed RMB 2.35 million (approximately $0.28 million). On June 24, 2005, the Company has amended its bylaws and increased the registered capital to RMB 40 million (approximately $4.96 million), all additional RMB 20 million (approximately $2.48 million) was contributed by the Xi’an Electric Workers Union. On August 26, 2005, Xi’an Electric Workers Union transferred all of its ownership in the Company to 31 individuals. In June 2007, the Company increased its registered capital from RMB 40 million (approximately $4.96 million) to RMB 52.5 million (approximately $6.61 million). In December 2007, the Company went through reorganization and changed from a limited liability company to an incorporated entity and increased its registered capital to RMB 165 million (approximately $21.42 million). On July 10, 2009, the 31 individuals transferred its ownership to Xi’an Simo Electric Co. Ltd., and a Chinese citizen Jie Xi An.  On July 23, 2009, Haojiang Ju Feng, Shanghai Shai Di and Mr. Jie Xi An transferred their ownership to  Xi’an Simo Electric Co., Ltd. and Shan Xi Province Electric Association, the structure after the reorganization as Xi’an Simo Electric Co., Ltd. owns 99.94% of Simo Motor and Shan Xi Province Electric Association owns 0.06% of the Company. The Company has developed to a large enterprise group which consists of 23 entities mainly engaged in manufacturing and selling of electric motors.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Accounting policies

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management’s estimates.

Principle of consolidation and basis of presentation

The consolidated financial statements of the Company include the accounts of all wholly-owned or majority owned subsidiaries where our ownership is more than 50 percent. In addition, we also consolidate the entities where our ownership is less than 50 percent which we have our common management control and are deemed to be the primary beneficiary. Where our ownership interest is less than 100 percent, the noncontrolling interests are reported in the Consolidated Balance Sheets. The minority ownership interest in the income, net of income tax, is classified as “Net Income Attributable to Noncontrolling Interest” in the Consolidated Statements of Income.

The Company uses the equity method to account for the investments in entities in which the Company has the ability to exercise significant influence, generally represented by the interest in the voting stock between 20% and 50%, and other factors, such as representation on the Board of Directors, voting rights and the impacts of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate. The Company accounts for investments with ownership less than 20% using cost method.

The Company’s consolidated financial statements include the following subsidiaries and entities:

	Place incorporated	Ownership percentage
Xi’an Simo Import & Export Co., Ltd.	Xi’an, China	45.00%
Xi’an Simo Ximen Lamination Co., Ltd.	Xi’an, China	58.30%
Xi’an Simo Transportation Co., Ltd.	Xi’an, China	70.44%
Xi’an Simo Technology Development Co., Ltd.	Xi’an, China	42.86%
Xi’an Simo Mould Co., Ltd.	Xi’an, China	50.00%
Xi’an Simo Ada Motor Co., Ltd.	Xi’an, China	40.00%
Beijing Xiqin Motor Sale Center	Beijing, China	100.00%
Xi’an Motor Plant Boshan Supply & Sales Co., Ltd.	Boshan, China	100.00%
Xi’an Motor Plant Chengdu Supply & Sales Co., Ltd.	Chengdu, China	100.00%
Xi’an Motor Plant Hanzhong Sales Sector	Hanzhong, China	100.00%
Lanzhou Simo Motor Sales Co., Ltd.	Lanzhou, China	100.00%
Xi’an Motor Plant Nanjing Simo Supply & Sales Center	Nanjing, China	100.00%
Xi’an Motor Plant Shanghai Motor Sales Center	Shanghai, China	100.00%
Xi’an Motor Plant Taiyuan Sales Sector	Taiyuan, China	100.00%
Xi’an Motor Plant Urumqi Sales Center	Ulumuqi, China	100.00%
Xi’an Motor Plant Wuhan Supply & Sales Co., Ltd.	Wuhan, China	100.00%
Xi’an Simo Motor (Group) Stock Co., Ltd., Kunming Sales Sector	Kunming, China	100.00%
Xi’an Simo Motor (Group) Stock Co., Ltd., No.1 Sales Branch	Xi’an, China	100.00%
Xi’an Simo Motor (Group) Stock Co., Ltd., No.2 Sales Branch	Xi’an, China	100.00%
Xi’an Simo Motor (Group) Shenyang Sales Co., Ltd.	Shenyang, China	100.00%
Xi’an Motor Plant Lanzhou Supply & Sales Co., Ltd.	Lanzhou, China	100.00%
Qishan Simo Moulding Co., Ltd.	Tianjin, China	80.00%
Tianjin Simo Motor Electric Co., Ltd.	Tianjin, China	50.98%

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All material intercompany transactions and balances have been eliminated in the consolidation.

Concentration of risks

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents, for cash flow statement purposes.  Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the People’s Republic of China (“PRC”). The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for the banks located in the Unites States. Balances at financial institutions or state owned banks within the PRC are not insured. As of June 30, 2009, December 31, 2008 and 2007, the Company had deposits in excess of federally insured limits totaling $8,748,204, $5,325,878, and $9,757,947 respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Five major vendors provided approximately 55% of the Company’s purchase of raw materials for the six months ended June 30, 2009, with each vendor individually accounting for 14%, 11%, 10%, 10% and 10%, respectively. The Company’s accounts payable to these vendors was $2.3 million as of June 30, 2009.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Two major vendors provided approximately 39% of the Company’s purchase of raw materials for the year ended December 31, 2008, with each vendor individually accounting for 28% and 11%, respectively. No accounts payable due to these vendors as of December 31, 2008.

Three major vendors provided approximately 57% of the Company’s purchase of raw materials for the year ended December 31, 2007, with each vendor individually accounting for 27%, 19% and 12%, respectively. The Company’s accounts payable to these vendors was $1.6 million as of December 31, 2007.

Four major vendors provided approximately 72% of the Company’s purchase of raw materials for the year ended December 31, 2006, with each vendor individually accounting for 21%, 21%, 15% and 14%, respectively. The Company’s accounts payable to these vendors was $1.5 million as of December 31, 2006.

For the six months ended June 30, 2009 and the years ended December 31, 2008, 2007 and 2006, no sales to single customer accounted over 10% of the Company’s sales.

The Company's operations are carried out in the PRC and its operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Restricted cash

Restricted cash represents amounts set aside by the Company in accordance with the Company’s debt agreements with certain financial institutions.  These cash amounts are designated for the purpose of paying down the principal amounts owed to the financial institutions, and these amounts are held at the same financial institutions with which the Company has debt agreements in the PRC.  Due to the short-term nature of the Company’s debt obligations to these banks, the corresponding restricted cash balances have been classified as current in the consolidated balance sheets.

Notes receivable

Notes receivable arose from sale of goods and represented commercial drafts issued by customers to the Company that were guaranteed by bankers of the customers. Notes receivable were interest-free with maturity dates of 3 or 6 months from date of issuance.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable

The Company’s business operations are conducted in the PRC.  During the normal course of business, the Company extends unsecured credit to its customers.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to determine if the allowance for doubtful accounts is adequate.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Delinquent account balances are written-off after management has determined that the likelihood of collection is not probable, known bad debts are written off against allowance for doubtful accounts when identified.

Inventories

Inventory is composed of raw material for manufacturing electrical motors, work in process and finished goods. Inventory is valued at the lower of cost or market value using the weighted average method. Management compares the cost of inventory with the market value and an allowance is made for writing down the inventory to its market value, if lower than cost.

Plant and equipment

Plant and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of plant and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Estimated Useful Life
Buildings	20 years
Vehicle	5 years
Office equipment	5 years
Production equipment	10 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities.  No depreciation is provided for construction in progress until such time as the assets are completed and placed into service.

The Company evaluates the carrying value of long-lived assets in accordance with FAS 144 “Accounting for Impairment or Disposal of Long Lived Assets.” When estimated cash flows generated by those assets are less than the carrying amounts of the asset, the Company recognizes an impairment loss.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Investment in unconsolidated affiliates

The Company uses cost method to account for investments in entities in which the Company has less than 20% of ownership interest. As of June 30, 2009, December 31, 2008 and December 31, 2007, the Company’s investment in unconsolidated affiliates amounted to $1,016,693, $1,018,081 and $671,790, respectively.

Intangible assets

Land use rights - all land in the People’s Republic of China is government owned.  However, the government grants “land use rights”.  The Company has the right to use the land for 50 years and amortizes the right on a straight line basis over 50 years.

The Company evaluates intangible assets for impairment, at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets, and goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. As of June 30, 2009, December 31, 2008 and 2007, management believes there was no impairment.

Revenue recognition

The Company's revenue recognition policies are in accordance with Staff Accounting Bulletin (“SAB”) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. For products that are required to be examined by customers, sales revenue is recognized after the customer examination is passed. Payments received before all of the relevant criteria for revenue recognition are recorded as customer deposits.

Shipping and handling costs are included in selling, general and administrative costs and totaled approximately $999,000, $2,195,000, $1,706,000 and $2,339,000 for the six months ended June 30, 2009, and years ended December 31, 2008, 2007, 2006, respectively.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company reports income taxes pursuant to FAS 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. The Company adopted FIN 48, “Accounting for Uncertainty in Income Taxes”, as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.  There are no deferred tax amounts at June 30, 2009, December 31, 2008, and 2007, respectively.

The charge for taxation is based on the results for the reporting period as adjusted for items, which are non-assessable or disallowed.  It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

The new Chinese Enterprise Income Tax (“EIT”) law was effective on January 1, 2008. Under the new Income Tax Laws of PRC, a company is generally subject to income tax at an effective rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments. The income tax rate the Company subjected to prior to the new EIT was 33%. The Company is located in the Province of Shaanxi which is in the mid-west region of China, a specially designated region where the government grants special income tax rates to qualified entities. The Company qualifies for the “Go-west” special income tax rate of 15% promulgated by the government and therefore is subject to a 15% EIT rate from year 2007 to 2010.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2009 and years ended December 31, 2008, 2007 and 2006:

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	2009	2008	2007	2006
U.S. Statutory rates	34%	34%	34%	34%
Foreign income not recognized in USA	(34)	(34)	(34)	(34)
China income taxes	25	25	33	33
Tax exemption	(10)	(10)	(18)	-
Other (a)	(4)	(3)	(2)	(282)
Effective income taxes	11%	12%	13%	(249	) %

(a) The other represents the income or expenses incurred by the Company that are not subjected to PRC income tax.

The estimated tax savings for the six months ended June 30, 2009, and the years ended December 31, 2008, 2007 and 2006 amounted to $1,233,000, $2,117,000, $1,908,000 and $0, respectively.

Value added tax

Sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product. The Company recorded VAT Payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables.

VAT on sales and VAT on purchases amounted to $16,318,671 and $14,152,742 for the six months ended June 30, 2009.  VAT on sales and VAT on purchases amounted to $38,811,451 and $35,706,664 for the year ended December 31, 2008, $32,986,284 and $29,886,045 for the year ended December 31, 2007, and $30,930,760 and $29,168,377 for the year ended December 31, 2006, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes payable consisted of the following:

	June 30,	December 31,	December 31,
	2009	2008	2007
VAT tax payable	$2,524,000	$2,118,051	$2,288,676
Corporation income tax payable	517,569	246,361	119,264
Others misc. tax payable	2,095,035	1,871,989	934,787
Total	$5,136,604	$4,236,401	$3,342,727

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Advertising costs

The Company expenses the cost of advertising as incurred in selling, general and administrative costs. The Company incurred $12,000, $52,000, $64,000 and $138,000 for the six months ended June 30, 2009, and the years ended December 31, 2008, 2007 and 2006, respectively.

Research and development costs

Research and development costs are expensed as incurred.  The costs of material and equipment that are acquired or constructed for research and development activities and have alternative future uses are classified as plant and equipment and depreciated over their estimated useful lives.

Fair value of financial instruments

On January 1, 2008, the Company adopted FAS 157, “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

• Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

• Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

• Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

The Company analyzes all financial instruments with features of both liabilities and equity under FAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” FAS 133, “Accounting for Derivative Instruments and Hedging Activities” and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value in accordance with FAS 157.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Foreign currency transactions

The reporting currency of the Company is the US dollar.  The functional currency of PRC subsidiaries is the Chinese Renminbi. The financial statements of PRC subsidiaries are translated to United States dollars using quarter-end exchange rates as to assets and liabilities and average exchange rates as to revenues, expenses and cash flows.  Capital accounts are translated at their historical exchange rates when the capital transaction occurred.  Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity.  Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process amounted to $78,753 of loss, $2,010,076 of gain, $847,614 of gain and $134,172 of loss for the six months ended June 30, 2009 and the years ended December 31, 2008, 2007 and 2006, respectively.  The balance sheet amounts with the exception of equity were translated 6.84 RMB, 6.85 RMB and 7.31 RMB to $1.00 at June 30, 2009, December 31, 2008 and 2007, respectively. The equity accounts were stated at their historical exchange rate. The average translation rates applied to the income and cash flow statement amounts for the six months ended June 30, 2009, and the fiscal years ended December 31, 2008, 2007 and 2006 were 6.84 RMB, 6.96 RMB, 7.62 RMB and 7.98 RMB to $1.00, respectively.

In accordance with FAS 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Noncontrolling interests

Effective January 1, 2009, the Company adopted SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” Certain provisions of this statement are required to be adopted retrospectively for all periods presented. Such provisions include a requirement that the carrying value of noncontrolling interests (previously referred to as minority interests) be removed from the mezzanine section of the balance sheet and reclassified as equity.

Further, as a result of adoption of SFAS 160, net income attributable to noncontrolling interests is now excluded from the determination of consolidated net income. In addition, foreign currency translation adjustment is allocated between controlling and noncontrolling interests.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Recent accounting pronouncements

In February 2007, the FASB issued FAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The FAS 159 became effective for us on January 1, 2008. The Company chose not to elect the option to measure the fair value of eligible financial assets and liabilities.

In June 2007, the FASB issued FSP EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities”, which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed.  The Company adopted FSP EITF 07-3 and expensed the research and development as incurred.

In December 2007, the FASB issued FAS 141R, “Business Combinations,” which applies to all transactions or other events in which an entity obtains control of one or more businesses, including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration. This statement replaces FAS 141 and applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. Adoption of the FAS 141R did not have a material impact on the Company’s financial statements.

In February 2008, the FASB issued FSP FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.” FSP FAS 140-3 requires an initial transfer of a financial asset and a repurchase financing that was entered into contemporaneously or in contemplation of the initial transfer to be evaluated as a linked transaction under FAS 140 unless certain criteria are met, including that the transferred asset must be readily obtainable in the marketplace. FSP FAS 140-3 is effective for fiscal years beginning after November 15, 2008, and is applicable to new transactions entered into after the date of adoption. Early adoption is prohibited. Adoption of FSP FAS 140-3 did not have a material effect on the Company’s financial position, cash flows or results of operations.

In May 2008, the FASB issued FAS 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement did not have an impact on the Company’s financial statements.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In May 2008, the FASB issued FAS 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FAS 133, “Accounting for Derivative Instruments and Hedging Activities.” Adoption of the statement did not have an impact on the Company’s financial statements.

In June 2008, the FASB issued EITF 07-5 “Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock”. This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of FAS 133 specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. EITF 07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the FAS 133 paragraph 11(a) scope exception. The Company adopted this statement on January 1, 2009. Adoption of this statement did not have a material impact on the Company’s financial statements.

In June 2008, FASB issued EITF 08-4, “Transition Guidance for Conforming Changes to Issue No. 98-5”. The objective of EITF 08-4 is to provide transition guidance for conforming changes made to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, that result from EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, and FAS 150. This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted. Adoption of this statement did not have a material impact on the Company’s financial statements.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and therefore need to be included in the earnings allocation in calculating earnings per share under the two-class method described in FAS 128, “Earnings per Share.” The FSP requires companies to treat unvested share-based payment awards that have non-forfeitable rights to dividend or dividend equivalents as a separate class of securities in calculating earnings per share. The FSP is effective for fiscal years beginning after December 15, 2008; earlier application is not permitted. Adoption of the statement did not have an impact on the Company’s results of operations or earnings per share.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In September 2008, the FASB issued FSP  FAS 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.” FSP FAS 133-1 and FIN 45-4 requires enhanced disclosures about credit derivatives and guarantees and amends FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” to exclude credit derivative instruments accounted for at fair value under FAS 133. The FSP is effective for financial statements issued for reporting periods ending after November 15, 2008. Since FSP FAS 133-1 and FIN 45-4 only requires additional disclosures concerning credit derivatives and guarantees, adoption of FSP FAS 133-1 and FIN 45-4 did not have an impact on the Company’s financial condition, results of operations or cash flows.

On October 10, 2008, the FASB issued FSP 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active,” which clarifies the application of FAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on the Company’s financial position or results for the year ended December 31, 2008 and six months ended June 30, 2009.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20, and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (“FSP EITF 99-20-1”). FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS No. 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The FSP shall be effective for annual reporting periods ending after December 15, 2008. The adoption of FSP EITF 99-20-1 did not have a material impact on the Company’s consolidated financial statements.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In April 2009, the FASB issued FSP FAS 107-1 and 28-1. This FSP amends SFAS 107, to require disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this FSP, fair values for these assets and liabilities were only disclosed annually. This FSP applies to all financial instruments within the scope of SFAS 107 and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This FSP shall be effective for interim periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP only if it also elects to early adopt FSP FAS 157-4 and 115-2 and 124-2. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. Adoption of this statement did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162” (“SFAS 168”). This Standard establishes the FASB Accounting Standards Codification TM (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective in the third quarter of 2009, and accordingly, the Quarterly Report on Form 10-Q for the quarter ending September 30, 2009 and all subsequent public filings will reference the Codification as the sole source of authoritative literature.

Note 3 - Accounts receivable

Accounts receivable as of June 30, 2009, and December 31, 2008 and 2007 consisted of the following:

	2009	2008	2007
Trade accounts receivable	$50,302,838	$44,429,335	$31,277,128
Allowance for bad debts	(4,226,278)	(4,255,632)	(3,911,906)
Trade accounts receivable, net	$46,076,560	$40,173,703	$27,365,222

The following table consists of allowance for doubtful accounts:

Allowance for doubtful accounts at January 1, 2007	$3,577,763
Additional reserves	82,367
Accounts receivable write off	-
Effect of foreign currency translation	251,776
Allowance for doubtful accounts at December 31, 2007	3,911,906
Changes in reserves	68,594
Accounts receivable write off	-
Effect of foreign currency translation	275,132
Allowance for doubtful accounts at December 31, 2008	$4,255,632
Changes in reserves	(23,551)
Accounts receivable write off	-
Effect of foreign currency translation	(5,803)
Allowance for doubtful accounts at June 30, 2009 (Unaudited)	$4,226,278

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 4 – Inventories

Inventories consist of the following:

	June 30,	December 31,	December 31,
	2009	2008	2007

Raw and packing materials	$4,628,667	$5,488,914	$3,924,585
Work in process	28,532,807	43,599,477	25,652,537
Finished goods	27,732,848	25,706,920	17,914,689
Finished goods - consignment	17,654,257	51,159	47,628
Inventory valuation allowance	(793,656)	(794,740)	(742,549)
Total inventories, net	$77,754,923	$74,051,730	$46,796,890

Note 5 – Plant and equipment

Plant and equipment consist of the following at June 30, 2009, and December 31, 2008 and 2007:

	June 30,	December 31,	December 31,
	2009	2008	2007

Buildings	$39,251,357	$37,335,422	$33,940,266
Office equipment	2,707,744	2,147,911	1,947,881
Production equipment	25,807,075	25,207,099	19,719,866
Vehicles	2,389,331	2,280,880	1,988,468
Construction in progress	233,061	523,474	262,528
Total	$70,388,568	$67,494,786	$57,859,009
Less: accumulated depreciation	(13,264,043)	(11,173,774)	(8,017,349)
Property and equipment, net	57,124,525	56,321,012	49,841,660

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Construction in progress represents labor costs, material, capitalized interest incurred in connection with the construction of the new plant facility and the construction and installation of manufacturing equipment in manufacture plant.

Depreciation expense for the six months ended June 30, 2009, and the years ended December 31, 2008, 2007 and 2006 amounted to $2,106,509, $3,011,151, $2,466,197 and $1,584,880, respectively.

As of June 30, 2009, and December 31, 2008 and 2007, no interest was capitalized into construction in progress.

Note 6 – Intangible assets

Net intangible assets consist of the following at June 30, 2009 and December 31, 2008 and 2007:

	June 30,	December 31,	December 31,
	2009	2008	2007

Land use rights	$6,313,286	$6,321,905	$5,564,747
Software	313,664	320,837	285,662
Total	$6,626,950	$6,642,742	$5,850,409
Less: accumulated amortization	(732,772)	(641,664)	(426,202)
Intangible assets, net	5,894,178	6,001,078	5,424,207

Amortization expense for the six months ended June 30, 2009 and the years ended December 31, 2008, 2007 and 2006 amounted to $125,442, $182,392, $239,051 and $349,917, respectively.

Note 7 – Advances to suppliers

The Company makes advances to certain vendors for inventory purchases and construction projects. The advances on inventory purchases were $3,387,841, $2,139,885 and $3,429,131 as of June 30, 2009, and December 31, 2008 and 2007, respectively.

Note 8 – Related parties

The Company transacts with related parties during the ordinary course of business of the Company and the transactions with related parties are short term in nature, non interest bearing, and ultimate manner of settlement are in cash. The following is a summary of related party balances as of each balance sheet date:

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable – related parties

	June 30,	December 31,	December 31,
Name of related party	2009	2008	2007

Xima Blower Co., Ltd. (a)	$848,315	$845,031	$-
Ada Italy Co., Ltd (b)	-	-	177,673
Xie Xian (c)	1,942	1,944	1,817
Total	$850,257	$846,975	$179,490

(a)	Xima Blower Co., Ltd is an unconsolidated affiliate that the Company has less than 20% controlling interest in.
(b)	Ada Italy Co., Ltd. is a shareholder of the Company’s subsidiary Xi’an Simo Ada Motor Co., Ltd.
(c)	Mr. Xie Xian is a shareholder of the Company.

Other receivable – related parties

	June 30,	December 31,	December 31,
Name of related party	2009	2008	2007

Duan Pingan (a)	$194,707	$236,049	$-
Yang Xianfang (a)	180,326	-	-
Total	$375,033	$236,049	$-

(a)	Duan Pingan and Yang Xianfang are both shareholders of the Company’s subsidiary Tianjin Simo Motor Electric Co., Ltd.

Accounts payable – related parties

	June 30,	December 31,	December 31,
Name of related party	2009	2008	2007

Taizhou Yinan Motor Inc. (a)	$359,207	$276,303	$-
Zhejiang Ximeng Chongpain Co., Ltd (b)	12,978	-	-
Jia Yunsheng (c)	14,650	14,670	-
Total	$386,835	$290,973	$-

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(a)	Taizhou Yinan Motor Inc. is a company owned by Mr. Yang Xiucheng, a minority shareholder of the Company’s subsidiary Tianjin Simo Motor Electric Co., Ltd.
(b)	Zhejiang Ximeng Chongpian Co., Ltd. is a minority shareholder of the Company’s subsidiary Xi’an Simo Ximen Lamination Co., Ltd.
(c)	Mr. Jia Yunsheng is the general manager of one of the Company’s subsidiary Qishan Simo Moulding Co., Ltd.

Other payable – related parties

	June 30,	December 31,	December 31,
Name of related party	2009	2008	2007

Duan Pingan (a)	$4,257	$45,339	-
Total	$4,257	$45,339	$-

(a)	Duan Pingan is a shareholder of the Company’s subsidiary Tianjin Simo Motor Electric Co., Ltd.

Short term loan – related parties

	June 30,	December 31,	December 31,
Name of related party	2009	2008	2007

Liu Zhiyang (a)	$632,630	$713,840	$340,828
Cui Guoping (b)	-	-	548,400
Xi’an Simo Electric Co. Ltd. (c)	14,985,973	-	-
Total	$15,618,603	$713,840	$889,228

(a)
Liu Zhiyang is a general manager of the Company’s subsidiary Xi’an Simo Ximen Lamination Co., Ltd. The loan extended to the Company is short term in nature, non interest bearing, and payable upon demand.

(b)	Cui Guoping is a minority shareholder of the Company’s subsidiary Xi’an Simo Import and Export Co., Ltd.
(c)	Xi’an Simo Electric Co. Ltd. is a major shareholder of Simo Motor.

Sales – related party

For the six months ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, the Company’s sales included $23,172, $0, $195,786, and $0, respectively that were made to Italy Adda Company (“Italy Adda”), a shareholder of the Company’s subsidiary Xi’an Simo Ada Motor Co., Ltd.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 9 – Financing

The Company has the following short term loan from banks at June 30, 2009, December 31, 2008 and December 31, 2007:

	June 30,	December 31,	December 31,
	2009	2008	2007
Loan from ICBC Bank in city of Xi’an, due various dates from July 2009 to December 2009. Weighted average interest rate at 8.89% per annum, either guaranteed by another company or secured by property	$4,685,070	$4,691,466	$5,289,318
Loan from CITIC Bank in city of Xi’an, due various dates from July 2009 to December 2009. Weighted average interest rate at 5.98% per annum, secured by inventory	7,325,000	5,868,000	3,427,500
Loan from China Zheshang Bank in city of Xi’an, due various dates from July 2009 to June 2010. Weighted average interest rate at 7.66% per annum, guaranteed by another company	4,395,000	4,401,000	-
Loan from Xi’an Commercial Bank in city of Xi’an, due on September 1, 2009. Interest rate at 7.47% per annum, guaranteed by another company	1,465,000	1,467,000	-
Loan from Huaxia Bank in city of Xi’an, due on April 14 2010. Interest rate at 6.48% per annum, either secured by property	4,395,000	11,882,700	7,403,400
Loan from China Merchants Bank in city of Xi’an, due various dates from August 2009 to May 2010. Interest rate at 5.35% per annum, guaranteed by another company	8,204,000	8,215,200	3,564,600
Loan from China Construction Bank in city of Xi’an, due on February 15, 2008. Interest rate at 6.73% per annum, guaranteed by another company			1,371,000
Total short-term loan from banks	$30,469,070	$36,525,366	$21,055,818

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company has short term loans from sources other than banks amounted $7,236,690, $11,457,656, and $10,431,386 as of June 30, 2009, December 31, 2008 and December 31, 2007, respectively.

The Company has the following long term loan at June 30, 2009, December 31, 2008 and December 31, 2007:

	June 30,	December 31,	December 31,
	2009	2008	2007
Loan from Huaxia Bank in city of Xi’an, due various date from September 2010 to March 2011. Interest-only payments at 6.48% per annum, secured by buildings	$8,790,000	$-	$-
Loan from sources other than banks. Monthly interest-only payments at 5.00% per annum, guaranteed by another company	820,400	821,520	2,138,760
Total long-term loan	$9,610,400	$821,520	$2,138,760

Interest expense for the six-month period ended June 30, 2009, and for the years ended December 31, 2008, 2007 and 2006, amounted to $1,770,000, $3,817,000, $3,485,000 and $1,862,000, respectively.

Note 10 - Geographic area

The Company sells electric motors, which are used by customers in various industries. The production process, selling practice and distribution process are the same for all electric motors.  Based on qualitative and quantitative criteria established by SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”, the Company considers itself to be operating within one reportable segment.

The Company does not have long-lived assets located in foreign countries. In accordance with the enterprise-wide disclosure requirements of SFAS 131, the Company's net revenue from external customers by geographic areas is as follows:

	June 30, 2009	December 31, 2008	December 31, 2007	December 31, 2006
China	67,405,548	140,217,251	112,520,085	97,600,067
International	4,601,557	20,069,959	23,858,560	10,879,856
Total	$72,006,105	$160,287,210	$136,378,645	$108,479,923

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Shareholders’ equity

Statutory reserves

The laws and regulations of the People’s Republic of China require that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations in proportions determined at the discretion of the board of directors, after the statutory reserves.

Surplus reserve fund

As stipulated by the Company Law of the People’s Republic of China (PRC) as applicable to Chinese companies with foreign ownership, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i.	Making up cumulative prior years’ losses, if any;

ii.
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii.	Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

For the six-months-period ended June 30, 2009, the Company has appropriated $178,689 as reserve for the statutory surplus reserve.

For the fiscal year ended December 31, 2008, 2007 and 2006, the Company has appropriated $1,117,108, $808,217, and $3,805, respectively, as reserve for the statutory surplus reserve.

The remaining reserve to fulfill the 50% registered capital requirement amounted to approximately $8.16 million, $8.75 million, and $9.87 million as of June 30, 2009, December 31, 2008, and December 31, 2007, respectively.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Dividend Distribution

In November 2008, the Company declared RMB 10 million (approximately $1.32 million) of cash dividend to shareholders from undistributed profits.

In March 2009, the Company declared RMB 8.25 million (approximately $1.19 million) of cash dividend to shareholders from undistributed profits.

Note 12 – Supplemental disclosure of cash flows

The Company prepares its statements of cash flows using the indirect method as defined under the FAS 95. The following information relates to non-cash investing and financing activities for the six-months-period ended June 30, 2009, and for the years ended December 31, 2008, 2007 and 2006.

Total interest paid amounted to $1,523,937, $3,023,014, $1,944,884 and $2,901,518 for the six-months-period ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, respectively.

Total income tax paid amounted to $1,171,973, $2,496,834, $1,617,016 and $451,482 for the six-months-period ended June 30, 2009 and for the years ended December 31, 2008, 2007 and 2006, respectively.

For the year ended December 31, 2008, accounts receivable in the amount of $44,923 was transferred as payment for purchase of equipments.

For the year ended December 31, 2007, other payables in the amount of $1,271,083, other receivables in the amount of $10,858,919, fixed assets in the amount of $118,501, intangible assets in the amount of $425,290, and allowance for bad debts in the amount of $69,535 are transferred to APIC as capital contribution. Unrestricted retained earnings in the amount of $12,023,969 and APIC in the amount of $2,785,219 are transferred to registered capital as capital contribution. In addition, the Company received a fixed asset in the amount of $187,650 as payment to accounts balance.

For the year ended December 31, 2006, fixed assets in the amount of $16,208,296 was purchased with transfer of accounts receivables in the amount of $109,807 and by assuming of other payables in the amount of $16,098,489. Intangible asset in the amount of $3,390,359 was acquired by assuming other payables in the same amount.

For the six months ended June 30, 2009, $17,074,967 of other payables – related parties and other payables were transferred to short term loans – related parties and short term loan – others.

For the years ended December 31, 2008, 2007 and 2006, $2,398,509, $638,733 and $716,697 short term loan – others were transferred from other payables, respectively.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13 – Employee pension

Regulations in the People’s Republic of China require the Company to contribute to a defined contribution retirement plan for all employees. All Joint Venture employees are entitled to a retirement pension amount calculated based upon their salary at their date of retirement and their length of service in accordance with a government managed pension plan. The PRC government is responsible for the pension liability to the retired staff. The employee pension generally includes two parts: the first part to be paid by the Company is approximately 20% of the employees’ actual salary in the prior year.. The other part, paid by the employees, is approximately 8% of the employees’ actual salary.. The Company made $723,212, $2,002,627, $1,351,217 and $1,324,276 contributions of employment benefits, including pension for the six months ended June 30, 2009, and for the fiscal years ended December 31, 2008, 2007 and 2006, respectively.

Note 14 – Subsequent Event

(a)
On July 10, 2009, Simo Motor’s shareholders transferred 70.55% of ownership interest totaling RMB 116,412,200 (approximately $15,111,518) to Xi’an Simo Electric Co. Ltd. On July 23, 2009, Simo Motor’s shareholders transferred 29.39% of ownership interest totaling RMB 48,487,800 (approximately $6,294,251) to Xi’an Simo Electric Co. Ltd. and 0.06% of ownership interest totaling RMB100,000 (approximately $12,981) to Shaanxi Electric Machinery Association. After the ownership transfers, the Company is 99.94% owned by Xi’an Simo Electric Co. Ltd. and 0.06% owned by Shaanxi Electric Machinery Association.

(b)
On October 2, 2009, Harbin Tech Full Electric Co. Ltd., a PRC company (“Harbin Tech Full”) and a wholly-owned subsidiary of Harbin Electric, Inc. entered into an Equity Acquisition Agreement (the “Agreement”) with Xi’an Simo Electric Co. Ltd. (“the Company”) and Shaanxi Electric Machinery Association (“Shaanxi Electric” and collectively with Xi’an Simo, the “Selling Shareholders”) whereby Harbin Tech Full agreed to acquire (i) 100% of the outstanding shares of Xi’an Simo Motor Incorporation (Group) (“Simo Motor”), which is 99.94% owned by Xi’an Simo and 0.06% owned by Shaanxi Electric, and (ii) all corresponding assets of Simo Motor, including but not limited to, all of the manufacturing equipment, real-estate, land use rights, stocks, raw materials, automobiles, intellectual property, receivables, other receivables, payables, business contracts and external investments owned by Simo Motor for a purchase price of equal to no less than six (6) times and no more than eight (8) times the 2008 audited net profit s of Simo Motor.  Pursuant to the Agreement, Harbin Tech Full shall be required to make a payment to the Selling Shareholders equivalent to six (6) times the 2008 audited net profit of Simo Motor within ten (10) business days after the effectiveness of the Agreement.  Upon verification of the assets and capital of Simo Motor within seven months of the closing date of the acquisition, Harbin Tech Full may be required to make an additional payment to the Selling Shareholders in an amount not to exceed two (2) times the 2008 audited net profit of Simo Motor.

XI’AN TECH FULL SIMO MOTOR CO., LTD.  AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On October 19, 2009, Harbin Tech Full announced that it had completed the acquisition of Simo Motor. As of the closing date, Harbin Tech Full had completed the registration of the share transfer with the requisite PRC authorities and had obtained the required business registration and transfer of licenses of Simo Motor, all as contemplated by the definitive agreement. On October 13, Simo Motor changed its name to Xi’an Tech Full Simo Motor Co. Ltd.

(c)
As of October 19, 2009, short term bank loans of approx $11.8 million outstanding as of June 30, 2009 had matured and were repaid in full by the Company.  A short term loan in the amount of $732,500 as of June 30, 2009 from CITIC bank was renewed under same terms with maturity date in January 2010. In addition, the Company obtained six new short term loans from China Merchants Bank and China Zheshang Bank in the aggregate amount of $8.1 million with interest rates varying from 5.35% to 5.84%.

HARBIN ELECTRIC, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2009

ASSETS	HARBIN ELECTRIC, INC. AND SUBSIDIARIES	XI'AN TECH FULL SIMO MOTOR CO., LTD. AND SUBSIDIARIES	PRO FORMA ADJUSTMENTS		PRO FORMA CONSOLIDATED
CURRENT ASSETS:
Cash and cash equivalents	$67,801,324	$1,891,387	(4,102,186)	(a)	$65,590,525
Restricted cash	1,022,570	7,047,620			8,070,190
Notes receivable	485,547	301,454			787,001
Acounts receivable, net of allowance for doubtful accounts of $5,026,643 as of June 30, 2009	24,781,758	46,076,560			70,858,318
Accounts receivable - related party	-	850,257			850,257
Inventories	15,156,464	77,754,923	1,728,740	(d)	94,640,127
Other receivables & prepaid expenses	223,806	4,009,307			4,233,113
Other receivables - related party	-	375,033			375,033
Deferred expense	-	1,426,576			1,426,576
Advances on inventory purchases	3,789,111	3,387,841			7,176,952
Loan receivable - related party	4,248,500	-			4,248,500
Total current assets	117,509,080	143,120,958	(2,373,446)		258,256,592

PLANT AND EQUIPMENT, net	98,341,965	57,124,525	895,623	(e)	156,362,113

OTHER ASSETS:
Investment in unconsolidated affiliates	-	1,016,693			1,016,693
Debt issuance costs, net	1,401,059	-			1,401,059
Advances on equipment purchases	10,421,618	-			10,421,618
Advances on intangible assets	3,123,380	-			3,123,380
Goodwill	12,273,778	-	46,690,148	(b)	58,963,926
Intangible assets, net of accumulated amortization	5,896,922	5,894,178			11,791,100
Other assets	814,352	838,885			1,653,237
Deposit in derivative hedge	1,000,000	-			1,000,000
Total other assets	34,931,109	7,749,756	46,690,148		89,371,013

Total assets	$250,782,154	$207,995,239	45,212,325		$503,989,718

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Notes payable - short term	$2,045,140	$7,032,000			$9,077,140
Accounts payable	8,022,194	39,990,211			48,012,405
Accounts payable - related parties	-	386,835			386,835
Short term loan - bank	4,248,500	30,469,070			34,717,570
Short term loan - other	-	7,236,690			7,236,690
Short term loan - related parties	-	15,618,603	(14,985,973)	(h)	632,630
Other payables & accrued Liabilities	1,798,334	16,366,560	950,000	(g)	19,114,894
Other payables - related parties		4,257			4,257
Customer deposits	1,200,233	14,013,069			15,213,302
Taxes payable	2,554,771	5,136,604			7,691,375
Dividend payable	-	1,020,300	(1,020,300)	(h)	-
Interest payable	783,882	-			783,882
Cross currency hedge payable	411,237	-			411,237
Current portion of notes payable, net of debt discount of $4,703,140 as of June 30, 2009	5,496,860	-			5,496,860
Total current liabilities	26,561,151	137,274,199	(15,056,273)		148,779,077

LONG TERM LIABILITIES:
Amounts due to original shareholder	732,500	-			732,500
Notes payable, net of debt discount of $5,678,346 as of June 30, 2009	28,121,654	-			28,121,654
Long term loan		9,610,400			9,610,400
Fair value of derivative instrument	9,003,322	-			9,003,322
Warrant liability	17,857,181	-			17,857,181

Total liabilities	82,275,808	146,884,599	(15,056,273)		214,104,134

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Acquired net assets and liabilities		46,303,352	(46,303,352)	(c)	-
Common Stock, $0.00001 par value, 100,000,000 shares authorized, 22,187,305 shares issued and outstanding as of June 30, 2009	221	-	72	(a)	293
Paid-in-capital	83,043,892	-	107,521,878	(a)	190,565,770
Retained earnings	59,483,164	-	(950,000)	(g)	58,533,164
Statutory reserves	16,568,559	-			16,568,559
Accumulated other comprehensive income (loss)	9,410,510	-			9,410,510
Total shareholders' equity	168,506,346	46,303,352	60,268,598		275,078,296

NONCONTROLLING INTERESTS	-	14,807,288			14,807,288

Total liabilities and shareholders' equity	$250,782,154	$207,995,239	45,212,325		$503,989,718

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

	HARBIN ELECTRIC, INC.	XI'AN TECH FULL SIMO MOTOR	PRO FORMA	PRO FORMA
	AND SUBSIDIARIES	CO. , LTD. AND SUBSIDIARIES	ADJUSTMENTS	CONSOLIDATED

REVENUES	$120,820,302	$160,287,210		$281,107,512
REVENUES - RELATED PARTIES	-	-		-
TOTAL REVENUES	120,820,302	160,287,210		281,107,512

COST OF SALES	73,343,521	121,123,508		194,467,029
COST OF REVENUE - RELATED PARTIES	-	-		-
TOTAL COST OF REVENUES	73,343,521	121,123,508		194,467,029

GROSS PROFIT	47,476,781	39,163,702		86,640,483

RESEARCH AND DEVELOPMENT EXPENSE	1,170,169	56,838		1,227,007

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,913,435	16,139,694	950,000 (g)	29,003,129

INCOME FROM OPERATIONS	34,393,177	22,967,170	(950,000)	56,410,347

OTHER EXPENSE (INCOME), NET:
Other (income) expense, net	(1,575,224)	94,944		(1,480,280)
Interest expense, net	6,065,814	3,624,858		9,690,672
Non-operating income, net	-	(2,097,619)		(2,097,619)
Total other expense, net	4,490,590	1,622,183		6,112,773

INCOME BEFORE PROVISION FOR INCOME TAXES
AND NONCONTROLLING INTEREST	29,902,587	21,344,987	(950,000)	50,297,574

PROVISION FOR INCOME TAXES	4,523,888	2,525,973		7,049,861

NET INCOME BEFORE NONCOTROLLING INTEREST	25,378,699	18,819,014	(950,000)	43,247,713

Less: Net income attributable to noncontrolling interest	-	4,865,997		4,865,997

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	25,378,699	13,953,017	(950,000)	38,381,716

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment attributable to controlling interest	9,513,907	2,010,076		11,523,983
Foreign currency translation adjustment attributable to noncontrolling interest	-	436,713		436,713
Change in fair value of derivative instrument	5,081,414	-		5,081,414

COMPREHENSIVE INCOME	$39,974,020	$16,399,806	(950,000)	$55,423,826

Earnings per share:
Basic	$1.25			$1.40
Diluted	$1.19			$1.35

Weighted average number of shares:
Basic	20,235,877		7,187,500 (f)	27,423,377
Diluted	21,323,660		7,187,500 (f)	28,511,160

HARBIN ELECTRIC, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2009

	HARBIN ELECTRIC, INC. AND SUBSIDIARIES	XI'AN TECH FULL SIMO MOTOR CO. , LTD. AND SUBSIDIARIES	PRO FORMA ADJUSTMENTS	PRO FORMA CONSOLIDATED

REVENUES	$69,088,377	$71,982,922		$141,071,299
REVENUES - RELATED PARTIES	-	23,183		23,183
TOTAL REVENUES	69,088,377	72,006,105		141,094,482

COST OF SALES	45,301,323	50,398,889		95,700,212
COST OF REVENUE - RELATED PARTIES	-	20,539		20,539
TOTAL COST OF REVENUES	45,301,323	50,419,428		95,720,751

GROSS PROFIT	23,787,054	21,586,677		45,373,731

RESEARCH AND DEVELOPMENT EXPENSE	801,802	5,107		806,909

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,143,840	7,658,411	950,000 (g)	14,752,251

INCOME FROM OPERATIONS	16,841,412	13,923,159	(950,000)	29,814,571

OTHER EXPENSE (INCOME), NET:
Other income, net	(2,640,264)	-		(2,640,264)
Interest expense, net	2,283,912	1,697,297		3,981,209
Change in fair value of warrants	11,441,369	-		11,441,369
Non-operating income, net	-	(191,825)		(191,825)
Total other expense, net	11,085,017	1,505,472		12,590,489

INCOME BEFORE PROVISION FOR INCOME TAXES
AND NONCONTROLLING INTEREST	5,756,395	12,417,687	(950,000)	17,224,082

PROVISION FOR INCOME TAXES	2,521,425	1,316,254		3,837,679

NET INCOME BEFORE NONCOTROLLING INTEREST	3,234,970	11,101,433	(950,000)	13,386,403

Less: Net income attributable to noncontrolling interest	-	2,871,974		2,871,974

NET INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	3,234,970	8,229,459	(950,000)	10,514,429

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment attributable to controlling interest	(294,478)	(78,753)		(373,231)
Foreign currency translation adjustment attributable to noncontrolling interest	-	(17,667)		(17,667)
Change in fair value of derivative instrument	(3,240,364)	-		(3,240,364)

COMPREHENSIVE INCOME (LOSS)	$(299,872)	$8,133,039	(950,000)	$6,883,167

Earnings per share:
Basic	$0.15			$0.36
Diluted	$0.14			$0.36

Weighted average number of shares:
Basic	22,121,746		7,187,500 (f)	29,309,246
Diluted	22,350,126		7,187,500 (f)	29,537,626

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition and to adjust amounts related to Simo Motor’s net tangible and intangible assets to a preliminary estimate of their fair value assumed based on management’s current best estimates. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To record the following adjustments to cash and cash equivalents:

Proceeds from stock issuance of 7,187,500 shares of HRBN common stock	$115,000,000
Transaction costs related to stock issuance	(7,478,050)
Estimated cash payment for acquisition of Simo Motor	(111,624,136)
Total adjustments to cash and cash equivalents	$(4,102,186)

(b)	To record the estimated fair value of goodwill for the acquisition.

Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net assets. Goodwill is not amortized, but rather is tested for impairment at least annually. In the event that HRBN determines that the value of goodwill has become impaired, HRBN will recognize a non-cash charge for the amount of impairment during the fiscal quarter in which such determination is made.

(c)	To record the elimination of the net acquired assets.

(d)
To adjust acquired inventory to estimated fair value. Because this adjustment is directly attributed to the transaction and will not have ongoing impact, it is not reflected in the unaudited pro forma condensed combined statements of earnings. However, this inventory adjustment will increase cost of sales within the first year.

(e)	To adjust Simo Motor’s property, plant and equipment to estimated fair value.

(f)	To reflect the additional number of common shares issued to fund the acquisition.

(g)	To record estimated professional fees related to the acquisition.

(h)	To reflect the liabilities assumed by the selling shareholders upon acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chairman and Chief Executive Officer

Dated: October 23, 2009